Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Programmer's Paradise, Inc. 1986 Stock Option Plan, the Programmer's Paradise, Inc. 1995 Stock Plan and the Programmer's Paradise, Inc. 1995 Non-Employee Director Plan of our report dated January 27, 1998, with respect to the consolidated financial statements and schedule of Programmers Paradise, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.






                                                       Ernst & Young LLP




MetroPark, New Jersey
February 10, 1999